UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 11, 2006
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     As previously disclosed, on June 22, 2006, Stone Energy Corporation (“Stone”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Partners, Ltd. (“EPL”) and EPL Acquisition Corp. LLC, a wholly-owned subsidiary of EPL (“EPL Acquisition”). On October 11, 2006, Stone, EPL and EPL Acquisition entered into an agreement (the “Agreement”) pursuant to which the Merger Agreement was terminated and EPL paid Stone $8 million. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is filed as Exhibit 99.1 hereto.
Item 8.01. Other Items
     On October 12, 2006, Stone issued a press release announcing the Agreement, pursuant to which Stone, EPL and EPL Acquisition terminated the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
99.1	Agreement by and among Energy Partners, Ltd., EPL Acquisition Corp. LLC and Stone Energy Corporation dated as of October 11, 2006.

99.2	Press release dated October 12, 2006, “Stone Energy Corporation Announces Termination of EPL Merger Agreement.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: October 12, 2006	By:	/s/J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer And Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Agreement by and among Energy Partners, Ltd., EPL Acquisition Corp. LLC and Stone Energy Corporation dated as of October 11, 2006.

99.2	Press release dated October 12, 2006, “Stone Energy Corporation Announces Termination of EPL Merger Agreement.”